SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement
( )  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             WASTE INDUSTRIES, INC.
                             ----------------------
                (Name of Registrant as Specified in its Charter)


      ---------------------------------------------------------------------
      (Name of person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required.

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:


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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     4)  Proposed maximum aggregate value of transaction:
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     5)  Total fee paid:
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( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                 --------------------------------------------

     2)  Form, Schedule, or Registration Statement No.:
                                                        ---------------------

     3)  Filing Party:
                       ------------------------------------------------------

     4)  Date Filed:
                     --------------------------------------------------------

                            WASTE INDUSTRIES, INC.
                              3949 Browning Place
                         Raleigh, North Carolina 27609


                   ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 26, 1998
                   ----------------------------------------

TO THE SHAREHOLDERS OF WASTE INDUSTRIES, INC.

     The Annual Meeting of Shareholders of Waste Industries, Inc., a North Carolina corporation (the "Company") will be held at the North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina, on Tuesday, May 26, 1998 at 4:00 p.m., for the following purposes:

   1. To elect a board of five directors;

   2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998; and

   3. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the attached Proxy Statement.

     The Board of Directors has fixed the close of business on March 31, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. All such shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person, even if such shareholder returned a proxy.

     The Company's Proxy Statement and proxy is submitted herewith along with the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997.


                      IMPORTANT -- YOUR PROXY IS ENCLOSED

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.


                                        By Order of the Board of Directors



                                        LONNIE C. POOLE, JR.,
                                        Chairman of the Board and
                                        Chief Executive Officer
Raleigh, North Carolina
April 30, 1998

                            WASTE INDUSTRIES, INC.
                              3949 Browning Place
                         Raleigh, North Carolina 27609



                                ---------------
                                PROXY STATEMENT
                                ---------------

                        ANNUAL MEETING OF SHAREHOLDERS
                                 May 26, 1998


                INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited by the Board of Directors of Waste Industries, Inc., a North Carolina corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina, at 4:00 p.m. on Tuesday, May 26, 1998, and any adjournments thereof (the "Meeting"). The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive offices of the Company is 3949 Browning Place, Raleigh, North Carolina 27609. Copies of this Proxy Statement and accompanying proxy card were mailed to shareholders on or about April 30, 1998.


Revocability of Proxies

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to the Company (Attention: Robert H. Hall, Corporate Secretary), or by attending the Meeting and voting in person.


Voting

     When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted: (i) FOR the election of the five nominees for director identified below; (ii) FOR ratification of the appointment of Deloitte & Touche LLP, Raleigh, North Carolina, as independent auditors of the Company for the fiscal year ending December 31, 1998; and (iii) in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the Meeting.


Record Date

     Only the holders of record of the Company's Common Stock at the close of business on the record date, March 31, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, 11,881,604 shares of Common Stock were outstanding. Shareholders will be entitled to one vote for each share of Common Stock held on the Record Date.

                   PROPOSAL NO. 1 -- ELECTIONS OF DIRECTORS

Nominees

     The Company's Bylaws provide that the number of directors constituting the Board of Directors shall be no less than three. The number of directors is currently five, and the number authorized to be elected at the Meeting is five. Therefore, that number of directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the management nominees named below. If any such nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. It is not anticipated that any nominee listed below will be unable or will decline to serve as a director. None of the directors or nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.




Name of Management Nominee                 Age   Director Since
----------------------------------------- ----- ---------------
         Lonnie C. Poole, Jr. ...........  60        1970
         Jim W. Perry ...................  53        1974
         Robert H. Hall .................  51        1983
         J. Gregory Poole, Jr. ..........  63        1994
         Thomas F. Darden ...............  43        1997

     Lonnie C. Poole, Jr. founded the Company in 1970 and has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since that time. Mr. Poole holds a B.S. in Civil Engineering from North Carolina State University and an M.B.A. from the University of North Carolina at Chapel Hill. He has served in the Environmental Industry Association, a non-profit business association established to, among other things, inform, educate and assist its members in cost-effective, safe and environmentally responsible management of waste ("EIA", formerly the National Solid Waste Management Association or the "NSWMA"), in the following positions: Chairman; Vice-Chairman; and Board Member. In addition, Mr. Poole has served in the EIA Research and Education Foundation as Chairman and now is a member of its Board of Directors. Mr. Poole was inducted into the EIA Hall of Fame in 1994.

     Jim W. Perry joined the Company in 1971 and has served as the Company's President and Chief Operating Officer since 1987 and as a director since 1974. Mr. Perry holds a B.S. in Agricultural and Biological Engineering from North Carolina State University and an M.S. in Systems Management from the University of Southern California. Mr. Perry has received the Distinguished Service Award from the NSWMA. In addition, Mr. Perry has served in the Carolinas Chapter of NSWMA as Chairman and on the Membership Committee. Mr. Perry was inducted into the EIA Hall of Fame in 1997.

     Robert H. Hall joined the Company in 1978 and has served as the Company's Chief Financial Officer, Vice President, Secretary and Treasurer since 1983 and as a director since 1983. Mr. Hall is a Certified Public Accountant and holds a B.S. in Business Administration from East Carolina University.

     J. Gregory Poole, Jr., an original investor in the Company in 1970, has served as a member of the Board of Directors since 1994. Mr. Poole has been Chairman of the Board and Chief Executive Officer of Gregory Poole Equipment Company, a retail distributor of Caterpillar equipment for over five years. Mr. Poole is a member of the Board of Directors of First Union Corporation. Mr. Poole holds a B.S. in Business Administration from the University of North Carolina at Chapel Hill ("UNC-CH").

     Thomas F. Darden has served as a director of the Company since June 1997. Since 1984, Mr. Darden has served as Chairman of Cherokee Sanford Group LLC, or its predecessors and affiliates, which include brick manufacturing, environmental remediation and brownfield redevelopment companies. He is also a principal of Franklin Street/Fairview Capital, a private investment company. Mr. Darden acts as a Trustee of the Triangle Transit Authority and of Shaw University, and is a director of both Winston Hotels, Inc. and BTI Telecom Corp. In addition, Mr. Darden has served on the Board of Visitors and currently serves on the Honors Advisory Board at UNC-CH. Mr. Darden holds a B.A. with Highest Honors and an M.R.P. in Environmental Planning from UNC-CH, and a J.D. from Yale University.

     None of the executive officers, directors or other key employees of the Company is related to any other executive officer, director or other key employee, except that Lonnie C. Poole, Jr. and Lonnie C. Poole, III are father and son.

Information Concerning the Board of Directors and Its Committees

     The business of the Company is under the general management of the Board of Directors as provided by the laws of North Carolina and the Bylaws of the Company. During the fiscal year ended December 31, 1997, the Board of Directors held two formal meetings, excluding actions by unanimous written consent. Each Member of the Board attended at least 75% of the fiscal 1997 meetings of Board of Directors and Board committees of which he was a member.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee currently consists of J. Gregory Poole, Jr. and Thomas F. Darden. During 1997, the Audit Committee held no formal meetings, excluding actions by unanimous written consent. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee currently consists of Mr. Darden and J. Gregory Poole, Jr. During 1997, the Compensation Committee held two formal meetings, excluding actions by unanimous written consent. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for officers of the Company, and administers the Company's stock plans.


Vote Required

     The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Meeting shall be elected as directors of the Company. In accordance with North Carolina law, votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes"). Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.

     The Board of Directors has approved and recommends that shareholders vote "FOR" the election of the management nominees listed above.


                              PROPOSAL NO. 2 --
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm of Deloitte & Touche LLP, Raleigh, North Carolina, to serve as the independent auditors of the Company for the fiscal year ending December 31, 1998, and recommends that the shareholders ratify such action. Deloitte & Touche LLP has audited the accounts of the Company since 1983 and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Deloitte & Touche LLP are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting on this proposal at the Meeting shall constitute ratification of the appointment of Deloitte & Touche LLP. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Board of Directors will reconsider its selection.

     The Board of Directors has unanimously approved and recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

                               OTHER INFORMATION

Principal Shareholders

     The following table sets forth certain information regarding the ownership of shares of the Company's Common Stock as of the Record Date by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers, as listed under " -- Executive Compensation -- Summary Compensation" below, and (iv) all directors and executive officers of the Company as a group. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated below. Share ownership in each case includes shares issuable upon exercise of warrants and options that may be exercised within 60 days after the Record Date for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person.



                                                                    Shares
                                                                 Beneficially   Percentage
Name                                                                 Owned       Owned(1)
--------------------------------------------------------------- -------------- -----------
Lonnie C. Poole, Jr.(2) .......................................    6,530,041       54.1%
 3949 Browning Place
 Raleigh, NC 27609
Lonnie C. Poole, III(3) .......................................    2,388,649       20.0%
 3949 Browning Place
 Raleigh, NC 27609
Scott J. Poole(4) .............................................    2,377,760       19.9%
 2408 Mt. Vernon Church Road
 Raleigh, NC 27614
Jim W. Perry(5) ...............................................    1,620,820       13.6%
J. Gregory Poole, Jr.(6) ......................................      635,880        5.4%
Robert H. Hall(7) .............................................       87,549          *
Henry E. Dick. ................................................       15,977          *
Thomas F. Darden(8) ...........................................        2,000          *
All directors and executive officers as a group (6 persons)(9)     8,892,793       73.1%

---------
     * Less than one percent.

(1) As of the Record Date the Company had 11,881,604 shares of Common Stock outstanding.

(2) Includes 199,320 vested shares underlying options, 1,000 shares owned by Mr. Poole's wife and 5,178,518 shares held by three grantor trusts of which Lonnie C. Poole, III and Scott J. Poole, Mr. Poole's children, are beneficiaries and/or trustees.

(3) Includes 60,280 vested shares underlying options, 989,260 shares held by a trust of which Mr. Poole is a co-trustee and beneficiary and 989,258 shares held by a trust of which he is a beneficiary with shared investment power.

(4) Includes 60,400 vested shares underlying options, 989,260 shares held by a trust of which Mr. Poole is a co-trustee and beneficiary and 989,258 shares held by a trust of which he is a beneficiary with shared investment power.

(5) Includes 76,800 vested shares underlying options.

(6) Includes 540,000 shares owned by Mr. Poole's three adult children and 2,520 shares held by Mr. Poole's children as custodian for his three grandchildren. As to all of such shares, Mr. Poole disclaims beneficial ownership.

(7) Includes 3,200 vested shares underlying options, 526 shares held by Mr. Hall as custodian for his two minor daughters, 1,000 shares held by Mr. Hall's wife. As to the shares held by his wife, Mr. Hall disclaims beneficial ownership.

(8) The shares are held in a custodial account managed by Mr. Darden's wife for the benefit of Mr. Darden's son.

(9) Includes the shares (including shares underlying options) discussed in footnotes (2) and (5) - (8).

Executive Compensation

     Summary Compensation

     The following table sets forth all compensation paid by the Company for services rendered to it in all capacities for the fiscal years ended December 31, 1996 and 1997 to the Company's Chief Executive Officer and the Company's other executive officers who earned at least $100,000 in the respective fiscal year (collectively, the "Named Executive Officers").


                          Summary Compensation Table



                                                                                        Long-Term
                                                                                       Compensation
                                                                                          Awards
                                                               Annual Compensation   ---------------
                                                     Fiscal                           Stock Options      All Other
Name and Principal Position                           Year      Salary      Bonus        (Shares)     Compensation(1)
--------------------------------------------------- -------- ----------- ----------- --------------- ----------------
Lonnie C. Poole, Jr. ..............................  1997     $ 224,324   $141,127            --        $  42,632(2)
 Chairman and Chief Executive Officer                1996     $ 219,154   $212,229       199,320        $  42,019(2)
Jim W. Perry, President ...........................  1997     $ 201,676   $ 90,835            --        $  42,760(2)
                                                     1996     $ 197,060   $148,561        96,836        $  40,831(2)
Robert H. Hall ....................................  1997     $ 135,600   $ 52,997            --        $  42,695(2)
 Chief Financial Officer, Secretary and Treasurer    1996     $ 120,467   $ 63,669        13,456        $  40,610(2)
Henry E. Dick .....................................  1997     $ 122,720   $ 52,020            --        $  11,626
 Executive Vice President                            1996     $ 109,611   $ 52,864         7,740        $   9,593

---------
(1) Includes profit sharing contributions and an automobile allowance for each of the Named Executive Officers of $3,169 and $4,200, respectively, in 1996 and $4,511 and $4,200, respectively, in 1997. Includes life insurance premiums paid by the Company on executive group policy insurance coverage in excess of $50,000 payable to the Named Executive Officers or their respective families in the following amounts in 1996 and 1997, respectively; Mr. Poole, $1,715 and $2,448; Mr. Perry, $953 and $874; Mr. Hall $463 and $493; and Mr. Dick, $272 and $419. Also includes Company contributions to the Company's 401(k) Plan in the following amounts in 1996 and 1997, respectively: Mr. Poole, $2,135 and $673; Mr. Perry, $1,709 and $2,375; Mr. Hall, $1,978 and $2,691; Mr. Dick, $1,952 and $2,496.

(2) Includes director's fees of $30,800.


     Option Grants, Exercises and Holdings and Fiscal Year-End Option Values

     No Named Executive Officer was granted or exercised a stock option during the year ended December 31, 1997. The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive Officers as of December 31, 1997:


                Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values



                                      Number of Securities                Value of Unexercised
                                 Underlying Unexercised Options           In-the-Money Options
                                      at December 31, 1997              at December 31, 1997(1)
                               ----------------------------------- ----------------------------------
Name                            Exercisable(2)   Unexercisable(2)   Exercisable(2)   Unexercisable(2)
------------------------------ ---------------- ------------------ ---------------- -----------------
Lonnie C. Poole, Jr. .........     199,320                --          $2,690,820         $     --
Jim W. Perry .................      76,800            20,036           1,036,416          270,486
Robert H. Hall ...............       3,200            10,256              43,200          138,456
Henry E. Dick ................          --            11,740                  --          158,490

---------
(1) Options are considered in-the-money if the market value of the shares covered thereby is greater than the option exercise price. Value is calculated based on the difference between the fair market value of the shares of Common Stock at December 31, 1997 ($18.625), as quoted on the Nasdaq Stock Market, and the exercise price of the options.

(2) The first number represents the number or value (as called for by the appropriate column) of exercisable options; the second number represents the number or value (as appropriate) of unexercisable options.


Compensation of Directors

     In 1997, employee directors of the Company each received $30,800 as compensation for service as a member of the Board of Directors. Non-employee directors (J. Gregory Poole, Jr., and Thomas F. Darden) are entitled to receive an annual retainer fee in cash or stock of the Company equal in value to $5,000, plus $500 in cash or stock at the option of the individual director for attending each meeting of the Board of Directors and each Board of Directors' committee meeting, in addition to reimbursement of out-of-pocket expenses. Employee directors no longer receive compensation for serving as directors.


Report of the Compensation Committee on Executive Compensation

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers. The purpose of this report is to inform shareholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in 1997.

     The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee is currently composed of Messrs. Darden and J. Gregory Poole, Jr. The members of the Compensation Committee also administer the Company's stock plans.

     For compensation paid to the Chief Executive Officer and other Named Officers in 1997, no reference was made to the data for comparable companies included in the performance graph included in this proxy statement under the heading " -- Performance Graph" (the "Performance Graph"). Neither the material in this report nor the Performance Graph is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

     Compensation Philosophy. The Company's executive compensation program has three objectives: (1) align management and corporate objectives which create shareholder value by extensive use of incentive pay; (2) focus management's attention on predicting and achieving financial and performance objectives; and
(3) provide compensation and opportunity that enables the Company to attract and retain above-average employees. To achieve these objectives, the Compensation Committee has crafted a program that consists of base salary, annual incentive cash bonuses and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefits programs which are offered to all of the Company's employees.

     Each year, the Compensation Committee reviews the Company's executive compensation program. In its review, the Compensation Committee studies the compensation packages for all industries and for executives of companies at a comparable stage of development and in the Company's geographical area, assesses the competitiveness of the Company's executive compensation program and reviews the Company's financial and operational performance for the previous fiscal year. The relationship between the total compensation packages of the CEO, COO and CFO are also reviewed against all-industry averages. The Compensation Committee also gauges the success of the compensation program in achieving its objectives in the previous year, and considers the Company's overall performance objectives.

     Each element of the Company's executive compensation program is discussed below.

     Base Salaries. The Compensation Committee annually reviews the base salaries of the Company's executive officers. The base salaries for the Company's executive officers for 1997 were established at the beginning of that fiscal year. In addition to considering the factors listed in the foregoing section that support the Company's executive compensation program generally, the Compensation Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position.

     Incentive Compensation. Cash bonuses established for executive officers are intended to motivate the individual to work hard to achieve the Company's financial and operational performance goals or to otherwise incent the individual to aim for a high level of achievement on behalf of the Company in the coming year. The annual incentive plan currently in use was developed and implemented in 1997. The plan established standards and goals with increased emphasis on growth and predictability. The Committee may adjust these targets during the year. The bonus is calculated as a percentage of base salary. Threshold benchmarks below which no bonus is paid were established at or about average Company performance. The key drivers for upper management thresholds are: EPS growth year over year; pretax return on assets; predictability of results; and a "Q-Score" based on workforce, personnel, sales, customer retention, account receivable and compliance issues. Executive management performance is also measured based on accomplishment of objectives in the following areas: leadership; strategic planning; financial goal setting; financial results; succession planning; human resources; customer satisfaction; external affairs; and communication with shareholders.

     By every measure executive management performed well in 1997, highlighted by completion of the IPO. We are executing our five-year 1994 Strategic Plan, which established ambitious financial goals, most of which have been accomplished. EPS growth over 1996 was 26%, and pre-tax return on assets was 11%. A one-time bonus of $25,000 was paid to the CFO for successful completion of the IPO. 1997 bonuses for executive management represented the following percentage of total cash compensation.



Position    Percent of Total Cash Compensation
---------- ------------------------------------
  CEO      38.6%
  COO      31.5%
  CFO      28.2% (including $25,000 IPO bonus)

     The bonus to total compensation is slightly higher than average for companies found in survey data but is less than the Company has historically used. Each officer received the following percentage of his bonus target:



Position          Percent of Target
---------------- ------------------
  CEO                   63%
  COO                   74%
  CFO                   64%

     Long-Term Incentive Compensation. The Company's long-term incentive compensation plan for its executive officers is based upon ownership of Company stock. The Company believes that, for executives not already holding a significant amount of Company stock, placing a portion of its executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's shareholders, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. Options generally vest over a four-year period based upon continued employment. In determining the number of options to grant an executive, the Board primarily considered the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company, as well as the number of shares and options already held by the executive officer. It is the Compensation Committee's policy to grant options at fair market value unless particular circumstances warrant otherwise. No options were granted during 1997 because the executive officers already held stock or options.

     Benefits. The Company believes that it must offer a competitive benefit program to attract and retain key executives. During fiscal 1997, the Company provided the same medical and other benefits to its executive officers that are generally available to its other employees.

     Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation is based upon the same elements and measures of performance as is the compensation for the Company's other executive officers. Mr. Poole's salary for 1997 was $224,324. Based upon the Company's improved operational performance over the past year, measured as described under "Incentive Compensation" above, the Compensation Committee also approved the payment of a bonus to Mr. Poole of $141,127.

     Section 162(m) of the Code. It is the responsibility of the Compensation Committee to address the issues raised by Section 162(m) of the Code. Revisions to this Section made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to such companies beginning in 1994. The Compensation Committee has reviewed these issues and has determined that it is not necessary for the Company to take any action at this time with regard to these issues.

     Neither the material in this report, nor the Performance Graph, is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                              Submitted by: THE COMPENSATION COMMITTEE
                                            Thomas F. Darden
                                            J. Gregory Poole, Jr.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors consists of J. Gregory Poole, Jr. and Thomas F. Darden, neither of whom was at any time during the fiscal year ended December 31, 1997 or at any other time an officer or employee of the Company. Mr. Perry, President and a director of the Company, is also a member of the compensation committee of Gregory Poole Equipment Company, of which J. Gregory Poole, Jr., a member of the Company's Compensation Committee, is the Chairman and Chief Executive Officer. No other executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee of the Company.


Performance Graph

     The following graph shows a comparison(1) of cumulative total shareholder returns(2) for the Company, the CRSP Total Market Return Index of the Nasdaq Stock Market and CRSP Nasdaq Non-Financial Stocks Total Return Index. (The "CRSP" is the Center for Research in Securities Prices at the University of Chicago.) The graph assumes that $100 was invested on June 13, 1997 (the effective date of the Company's initial public offering) in each of the Company's Common Stock, the stocks in the CRSP Total Market Return Index of the Nasdaq Stock Market and the stocks in the CRSP Nasdaq Stock Market and the stocks in the CRSP Nasdaq Non-Financial Stocks Index.

[LINE GRAPH APPEARS BELOW WITH THE FOLLOWING PLOT POINTS:]

                        06/13/97  06/30/97  07/31/97  08/29/97  09/30/97  10/31/97  11/28/97  12/31/97
                        --------  --------  --------  --------  --------  --------  --------  --------
WWIN                     100.00    130.6     134.7     135.2     177.3     156.5     147.2     138.0
NASDAQ CRSP Total        100.00    101.5     112.1     111.8     117.7     112.4     112.6     110.7
NASDAQ Non-Financial     100.00    101.2     112.4     112.2     118.6     111.4     111.2     107.5

---------
(1) Indicates comparison of total return solely for that period of 1997 (June 13, 1997 - December 31, 1997) during which the Company's Common Stock was registered under Section 12 of the Exchange Act.

(2) Total return assumes reinvestment of dividends. Total returns for the Nasdaq Stock Market and the Nasdaq Non-Financial Stocks indices are weighted based on market capitalization.



Certain Transactions

     In March 1998, the Company acquired ECO Services, Inc., a Georgia corporation engaged in the solid waste collection business in Mississippi, Tennessee and Arkansas ("ECO"), in exchange for 272,351 shares of Common Stock and $546,250 in cash (collectively, the "ECO Merger Consideration"). Pursuant to such exchange, Lonnie C. Poole, Jr., the

Company's Chairman and Chief Executive Officer, Jim W. Perry, the President and a director of the Company, and Robert H. Hall, the Chief Financial Officer and a director of the Company, and Henry E. Dick, an executive officer of the Company, received approximately 61.0%, 14.6%, 1.4% and 1.3%, respectively, of the ECO Merger Consideration by virtue of each of their respective shareholdings in ECO. The shares of Common Stock issued in this transaction have registration rights. The ECO Merger Consideration (valued at $5,750,000) was within the range of values attributed to the equity of ECO ($5,500,000 to $6,000,000) as determined by the independent investment bank hired by the Company to perform such valuation.

     In March 1998, the Company also acquired Air Cargo Services, Inc., a North Carolina corporation engaged in the business of collection and processing of recyclables, intermediate transportation of solid waste, and local and long distance freight pick-up and delivery in Raleigh and Greensboro ("ACS"), in exchange for 17,762 shares of Common Stock and $35,625 in cash (collectively, the "ACS Merger Consideration"). Pursuant to such exchange, Messrs. Poole, Perry and Hall, as the shareholders of ACS, received the entire ACS Merger Consideration. The shares of Common Stock issued in this transaction have registration rights. The ACS Merger Consideration (valued at $375,000) was within the range of values attributed to the equity of ACS ($350,000 to $400,000) as determined by the independent investment bank hired by the Company to perform such valuation.

     The Company performs or has performed certain management and accounting services on behalf of Lonnie Poole's Servicenter, Inc. ("LPSC") and ECO, for which the Company is reimbursed for its costs for providing these services, plus a specified percentage of net income of LPSC and ECO. LPSC is owned by the wife and two sons of Lonnie C. Poole, Jr., one of whom, Lonnie C. Poole, III, is a key employee of the Company, and the other of whom is an employee of the Company. Prior to the Company's acquisition of ECO in March 1998, Lonnie C. Poole, Jr. was a significant shareholder of ECO, and Jim W. Perry, Robert H. Hall and Henry E. Dick also were shareholders of ECO. In 1997, the Company earned $112,262 under these arrangements.

     In November 1986, the Company guaranteed a promissory note payable to J. Gregory Poole, Jr. by Lonnie C. Poole, Jr., Jim W. Perry and Robert H. Hall. This note bears interest at 7.5% per annum. Outstanding principal under this note did not exceed $100,000 during 1997, and the note was paid in full on December 15, 1997.

     Lonnie C. Poole, Jr., Jim W. Perry, Robert H. Hall and J. Gregory Poole, Jr. are each indebted to the Company for certain amounts payable in connection with the purchase of shares of Company Common Stock and for premiums paid by the Company on life insurance policies under a Cross Purchase Agreement which expired upon completion of the Company's initial public offering in June 1997. These debts were repaid in full in April 1998. Prior to such repayment, these debts bore interest at 7.5% per annum and were payable in full on demand. Outstanding amounts of such indebtedness at December 31, 1997 were: Lonnie C. Poole, Jr., $33,845; Mr. Perry, $30,973; Mr. Hall, $2,219; and J. Gregory Poole, Jr., $16,667.

     In each of 1993 and 1995, the Company and Lonnie C. Poole, Jr. loaned $100,000 and $85,185, respectively, and in 1996 Mr. Poole loaned an additional $40,000, all to ECO under demand notes bearing interest at 5.5% and 7.19%, respectively. As of December 31, 1997, ECO owed the Company and Mr. Poole approximately $428,030 in principal and accrued interest on these notes. ECO repaid the full amount under these notes following the Company's acquisition of ECO in March 1998.

     In February 1997, prior to the Company's appointment of Thomas F. Darden to its Board of Directors, the Company purchased 37 acres of land from the Cherokee Sanford Group, of which Mr. Darden is Chairman and a significant shareholder, for $62,253, which the Company believes represented fair market value at that time. Mr. Darden became a director of the Company in June 1997.

     The Company has adopted a policy that all transactions between the Company and its executive officers, directors and other affiliates must be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors, and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Exchange Act, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. Except as described below, to the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 1997.

Thomas F. Darden, a director, filed a late Form 4 reporting the acquisition of 2,000 shares of Common Stock held in a custodial account managed by Mr. Darden's wife for the benefit of Mr. Darden's son. Such shares were acquired in June 1997 pursuant to the Company's directed shares program established in connection with the Company's initial public offering. Henry E. Dick, an executive officer of the Company, filed a late Form 4 reporting the exempt gift of 50 shares to his daughter.


Deadline for Shareholder Proposals

     Shareholders having proposals that they desire to present at next year's annual meeting of shareholders of the Company should, if they desire that such proposals be included in the Company's Proxy Statement relating to such meeting, submit such proposals in time to be received by the Company not later than January 1, 1999. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs the close attention of interested shareholders to that Rule. Proposals may be mailed to the Corporate Secretary, Waste Industries, Inc., 3949 Browning Place, Raleigh, North Carolina 27609.


Other Matters

     The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            WASTE INDUSTRIES, INC.
                              3949 Browning Place
                         Raleigh, North Carolina 27609

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 May 26, 1998
     The undersigned hereby appoints Lonnie C. Poole, Jr. and Robert H. Hall, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Waste Industries, Inc., a North Carolina corporation (the "Company"), held of record by the undersigned on March 31, 1998, at the Annual Meeting of Shareholders to be held at the North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina on May 26, 1998, or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying Proxy Statement.

(1) ELECTION OF DIRECTORS:
    [ ] FOR ALL NOMINEES LISTED BELOW          [ ] WITHOUT AUTHORITY TO VOTE FOR
        (except as marked to the contrary below)   ALL NOMINEES LISTED BELOW

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below:


Thomas F. Darden     J. Gregory Poole, Jr.   Lonnie C. Poole, Jr.    Jim W. Perry   Robert H. Hall
         (outside directors)                        (CEO)             (President)        (CFO)

(2) To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998.

  [ ] VOTE FOR          [ ] VOTE AGAINST      [ ] ABSTAIN

(3) In their discretion, to vote upon such other matters as may properly come before the meeting.

  [ ] GRANT AUTHORITY   [ ] WITHHOLD AUTHORITY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR MANAGEMENT'S SLATE OF NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.



                                              --------------------------------
                                                Signature



                                              --------------------------------
                                                Signature, if held Jointly


                                                Please date and sign exactly as
                                                your name appears on your stock
                                                certificate. Joint owners
                                                should each sign. Trustees,
                                                custodians, executors and
                                                others signing in a
                                                representative capacity should
                                                indicate that capacity.



                                                Date:____________________, 1998


                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THIS PROXY CARD PROMPTLY
                                                USING THE ENCLOSED ENVELOPE
                                                WHETHER OR NOT YOU PLAN TO BE
                                                PRESENT AT THE MEETING. IF YOU
                                                ATTEND THE MEETING, YOU CAN
                                                VOTE EITHER IN PERSON OR BY
                                                YOUR PROXY.